Exhibit 99.2

Media Design Associates, Inc.

Interim Condensed Financial Statements

For the Three Months Ended March 31, 2021 and 2020

Unaudited

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Media Design Associates, Inc.

Interim Condensed Balance Sheets

(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current Assets:
Cash	$900,198	$705,373
Accounts receivable, net	43,896	100,934
Prepaid expenses and other current assets	12,153	1,093
Current assets	956,247	807,400

Property and equipment, net	36,630	16,567

Other assets	1,299	812
Total assets	$994,176	$824,779

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	233,602	240,775
Customer deposits	350,214	418,396
Note payable	–	96,900
Current portion of long-term debt	6,641	6,343
Capital lease obligation, current portion	4,671	6,108
Current liabilities	595,128	768,522
Long-term debt:
Long-term debt, net of current portion	166,769	154,055
Capital lease obligation, current portion	3,870	4,405
Total long-term debt	170,639	158,460
Total liabilities	765,767	926,982

Shareholders' equity (deficit):
Common stock	1,000	1,000
Additional paid-in capital	109,463	109,463
Retained earnings (deficit)	117,946	(212,666)
Total shareholders' equity (deficit)	228,409	(102,203)
Total liabilities and equity	$994,176	$824,779

The accompanying notes are an integral part of these financial statements.

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Media Design Associates, Inc.

Interim Condensed Statement of Operations

(Unaudited)

	For the three months ended March 31,
	2021	2020

Net sales	$792,593	$431,638

Cost of sales	364,601	115,692

Gross margin	427,992	315,946

Operating expenses:
Selling expenses	12,955	10,155
Payroll and related expenses	102,304	76,196
Depreciation	1,881	942
General and administrative	37,442	19,455
Total operating expenses	154,582	106,748

Income from operations	273,410	209,198

Other income (expense)
Other income	103,196	2,259
Interest expense	(1,562)	(210)
Total other income and (expense)	101,634	2,049

Total net income	$375,044	$211,247

The accompanying notes are an integral part of these financial statements.

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Media Design Associates, Inc.

Interim Condensed Statements of Changes in Stockholder’s Equity

For the three months ended March 31, 2021 and 2020

(Unaudited)

			Additional	Retained
	Common Stock		Paid-in	Earnings
	Shares	Capital	Capital	(Deficit)	Total
Balance, December 31, 2020	1,000	$1,000	$109,463	$(212,666)	$(102,203)
Net Income	–	–	–	375,044	375,044
Distributions	–	–	–	(44,432)	(44,432)
Balance, March 31, 2021	1,000	$1,000	$109,463	$117,946	$228,409

Balance, December 31, 2019	1,000	$1,000	$109,463	$(69,632)	$40,831
Net Income	–	–	–	211,247	211,247
Distributions	–	–	–	(41,744)	(41,744)
Balance, March 31, 2020	1,000	$1,000	$109,463	$99,871	$210,334

The accompanying notes are an integral part of these financial statements.

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Media Design Associates, Inc.

Interim Condensed Statements of Cash Flows

(Unaudited)

	For the three months ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$375,044	$211,247
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,881	942
Forgiveness of note payable	(96,900)	–
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	57,038	(20,193)
(Increase) decrease in prepaid expenses and other current assets	(11,547)	15,278
Decrease in accounts payable and accrued expenses	(7,173)	(109,752)
Decrease in customer deposits	(68,182)	(14,711)
Net cash provided by operating activities	250,161	82,811

Cash flows from investing activities:
Purchase of property and equipment	(21,944)	(1,545)
Net cash used in investing activities:	(21,944)	(1,545)

Cash flows from financing activities:
Proceeds from term loan	13,012	–
Repayment of capital lease	(1,972)	–
Repayment of term loans	–	(8,482)
Repayment of lease liability	–	–
Distributions to shareholder	(44,432)	(41,744)
Net cash used in financing activities:	(33,392)	(50,226)

Net increase in cash and cash equivalents	194,825	31,040
Cash and cash equivalents, beginning of year	$705,373	$138,956
Cash and cash equivalents, end of period	$900,198	$169,996

Cash paid for interest	$1,562	$210

The accompanying notes are an integral part of these financial statements.

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Media Design Associates, Inc.

Notes to the Interim Condensed Financial Statements

Note 1 – Organization and Nature of Operations

Media Design Associates, Inc. (the “Company” or “MDA"), was incorporated under the laws of the State of Florida on June 3, 2002. The Company provides equipment, technology and consulting services to businesses and homeowners.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States of America ("U.S.") as promulgated by the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC").

Use of Estimates

The preparation of the financial statements in conformity with GAAP in the US requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying financial statements involved the valuation of depreciable lives of the fixed assets, valuation of long-lived assets and recoverability of accounts receivables.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three (3) months or less to be cash equivalents and are recorded at cost, which approximates fair value. The Company had no financial instruments that qualified as cash equivalents on March 31, 2021or December 31, 2020.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which may, at times, may exceed federally insured limits. The Company had no cash balances in excess of FDIC insured limits on March 31, 2021 or December 31, 2020.

Operating Leases

Rent expense for operating leases with payment terms that include rent abatements are recorded on a straight-line basis over the lease term.

Property and Equipment

All property and equipment are recorded at cost and depreciated over their estimated useful lives, generally three (3) and five (5) years, using the straight-line method. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges, which do not increase the useful lives of the assets, are charged to operations as incurred.

Impairment of Long-Lived Assets

A long-lived asset is tested for impairment whenever events or changes in circumstances indicate that its carrying value amount may not be recoverable. An impairment loss is recognized when the carrying amount of the asset exceeds the sum of the undiscounted cash flows resulting from its use and eventual disposition.

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Note 2 – Summary of Significant Accounting Policies, continued

Impairment of Long-Lived Assets, continued

The impairment loss is measured as the amount by which the carrying amount of the long-lived assets exceeds its fair value.

Risks and Uncertainties

In March 2020, the World Health Organization declared the outbreak of novel coronavirus disease (“COVID-19”) as a pandemic. Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might results from the outcome of this uncertainty.

On March 27, 2020, in response to the COVID-19 pandemic, the U.S. Congress enacted the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), which among other things, contains provisions for deferral of the employer portion of social security taxes incurred through the end of calendar 2020 and an employee retention credit, a refundable payroll credit for 50% of wages and health benefits paid to employees not providing services due to the COVID-19 pandemic. On May 6, 2020, the Company entered into a Paycheck Protection Program Note and received $96,900- see Note 5 for a further discussion.

Revenue Recognition

The Company recognizes revenues under the framework prescribed in ASC 606, Revenues from Contracts with Customers. This revenue recognition standard has a five-step process: a) determine whether a contract exists; b) identify the performance obligations; c) determine the transaction price; d) allocate the transaction price; e) recognize revenue when (or as) performance obligations are satisfied. The Company’s principal operations are the delivery of equipment and technology and the installation of integrated systems in homes. As a result, MDA has two (2) distinct performance obligations, the delivery of equipment and technology and the installations services.

Revenue is recognized for the sale and delivery of equipment and technology upon transfer of control of the goods (acceptance) by the customer. Revenue is recognized for the installation services ratably over the installation period. Contract balances primarily consist of receivables and customer deposits related to arrangements with customers. Customer deposits on March 31,2021 and December 31, 2020, amounted to $350,214 and $418,396, respectively.

Income Taxes

The Company, with the consent of its shareholder, has elected Subchapter S status under the Internal Revenue Code. In lieu of corporation income taxes, the shareholder of an S corporation is taxed individually on their share of the Company’s taxable income. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

As defined by FASB ASC Topic 740, Income Taxes, no provision or liability for materially uncertain tax positions was deemed necessary by management. Therefore, no provision or liability for uncertain tax positions has been included in these financial statements.

Recent Accounting Pronouncements

In February 2016, the FASB issued lease accounting guidance in ASU 2016-02, Leases (Topic 842). Under the new guidance, lessees are required to recognize a lease liability for all leases (with the exception of short-term leases), which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Due to the COVID-19 pandemic, relief has been offered by the FASB and the effective date has been extended to fiscal years beginning after December 15, 2021. The Company expects to recognize right-of-use assets and related obligations upon adoption of ASU 2016-02.

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Note 2 – Summary of Significant Accounting Policies, continued

Management’s Review of Subsequent Events

The Company’s financial statements give consideration to subsequent events that have occurred through June 30, 2022, the date the financial statements were available to be issued.

Note 3 – Accounts Receivable

The Company adopted FASB ASU 2016-13 (Topic 326), Measurement of Credit Losses on Financial Instruments. This ASU requires the Company to report its trade receivables not held for sale net of an allowance for credit losses. There was no impact on the financial statements as a result of the adoption. On March 31, 2021 and December 31, 2020, accounts receivable is reflected net of an allowance for credit losses in the amount of $2,752 and $1,206, respectively.

Note 4 – Property and Equipment

Property and Equipment consists of the following:

	March 31,	December 31,
	2021	2020
Automobiles	$131,588	$112,058
Equipment	135,524	135,386
Furniture	7,874	5,598
	274,986	253,042
Less: Accumulated depreciation and amortization	238,356	236,475

Property and equipment, net	$36,630	$16,567

Depreciation expense for the three months ended March 31, 2021 and 2020 was $1,881 and $942 respectively.

Note 5 – Note Payable and Debt

On May 6, 2020, the Company entered into a loan with Professional Bank in an aggregate principal amount of $96,900 pursuant to the Paycheck Protection Program (the “PPP Note”) under the Coronavirus Aid, Relief, and Economic Security Act. The PPP Note matures on May 6, 2022. It bears interest at a rate of 1% with and first six months of payments deferred. Principal and interest commenced on November 6, 2020. The PPP Note may be prepaid by the Company at any time prior to maturity without penalties. In order to qualify for forgiveness, the PPP Note could only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent utilities, and interest on other debt obligations. The Company submitted a loan forgiveness application to the SBA and was approved for full forgiveness on March 10, 2021. This amount is included in other income for the three-month period ended March 31, 2021.

In August 2020, the Company entered into an agreement to borrow $150,000 from the Small Business Administration (the “SBA”). The loan has a 30-year term, bears interest at 3.75% per annum and is collateralized by substantially all the assets of the Company. Monthly payments of principal and interest are $731. The proceeds from the note were used for working capital purposes.

The Company has various installment loans for vehicles and equipment used in operations that collectively amount to $23,409. The loans are due over a period ranging from five (5) to six (6) years with interest rates ranging from 0.20% to 5.59% and are collateralized by the related vehicles and equipment.

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Note 5 – Note Payable and Debt (continued)

Interest expense for the three months ended March 31, 2021 and 2020 amounted to $1,562 and $210, respectively.

Maturities of debt at March 31, 2021 are as follows:

2022	$6,641
2023	10,634
2024	8,373
2025	8,917
2026	3,627
Thereafter	135,217
173,409
Less: current portion	6,641
Long-term debt	$166,768

Note 6 – Commitments and Contingencies

Leases

The Company leases its office and warehouse facilities under a long-term operating lease that commenced November 2019 and expires April 2024. The lease requires monthly payments of $2,500, commencing September 2020. The $25,000 rent abatement is being reflected as a reduction to rent expense over the 42-month lease term. Rent expense for the three-month period ended March 31, 2021 and 2020 was $5,714 and zero respectively, and is included in general and administrative expense.

Legal Matters

From time to time, the Company may be involved in asserted claims or litigation relating to claims arising out of operations in the normal course of business. Management is unaware of any pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

Note 7 – Subsequent Event

On May 31, 2021 100% of the issued and outstanding common stock of MDA was acquired by RC-1, Inc., resulting in the Company becoming a wholly owned subsidiary of RC-1, Inc.

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